Exhibit 1.1

11,600,000 Shares

SunCoke Energy, Inc.

Common Stock, par value $0.01 per share

UNDERWRITING AGREEMENT

July 20, 2011

CREDIT SUISSE SECURITIES (USA) LLC

GOLDMAN, SACHS & CO.

MERRILL LYNCH, PIERCE, FENNER & SMITH

                         INCORPORATED

As Representatives of the Several Underwriters,

c/o Credit Suisse Securities (USA) LLC,

        Eleven Madison Avenue,

           New York, N.Y. 10010-3629

Dear Sirs:

1. Introductory. Credit Suisse AG, Cayman Islands Branch (the “Selling Stockholder”) agrees subject to the terms and conditions stated herein, to sell an aggregate of 11,600,000 outstanding shares (the “Firm Securities”) of the Common Stock, par value $0.01 per share (the “Securities” or “Company Common Stock”), of SunCoke Energy, Inc. (the “Company”), a Delaware corporation and a wholly-owned subsidiary of Sunoco, Inc., a Pennsylvania corporation (“Sunoco”), to the several underwriters named in Schedule A hereto (the “Underwriters”) for which Credit Suisse Securities (USA) LLC, Goldman, Sachs & Co. and Merrill Lynch, Pierce, Fenner & Smith Incorporated are acting as representatives (the “Representatives”) in connection with the offering (the “Offering”) and sale of such Firm Securities, as set forth below. In addition, the Selling Stockholder agrees, at the option of the Underwriters, to sell to the Underwriters an aggregate of not more than 1,740,000 additional Securities (the “Optional Securities”), as set forth below. The Firm Securities and the Optional Securities are hereinafter called the “Offered Securities.” As part of the offering contemplated by this Agreement, Credit Suisse Securities (USA) LLC (the “Designated Underwriter”) has agreed to reserve out of the Firm Securities purchased by it under this Agreement, up to 580,000 shares, for sale to the Company’s directors, officers, employees and other parties associated with the Company (collectively, “Participants”), as set forth in the Final Prospectus (as defined herein) under the heading “Underwriting” (the “Directed Share Program”). The Firm Securities to be sold by the Designated Underwriter pursuant to the Directed Share Program (the “Directed Shares”) will be sold by the Designated Underwriter pursuant to this Agreement at the public offering price. Any Directed Shares not subscribed for by the end of the business day on which this Agreement is executed will be offered to the public by the Underwriters as set forth in the General Disclosure Package (as defined herein) and the Final Prospectus.

Prior to the completion of Offering, the Company and Sunoco will enter into certain agreements that will effect the separation of the Company’s business from Sunoco, provide a framework for the Company’s relationship with Sunoco after the separation and provide for the allocation between the Company and Sunoco of Sunoco’s assets, employees, liabilities and obligations (including its investments, property and employee benefits assets and liabilities) attributable to periods prior to, at and after the Company’s separation from Sunoco. The Separation and Distribution Agreement, the Registration Rights Agreement, the Transition Services Agreement, the Tax Sharing Agreement and the Guaranty, Keep Well and Indemnification Agreement and the Steam Agreement described in the General Disclosure Package under the caption “Arrangements between Sunoco and Our Company” that have been filed as exhibits to the Registration Statement, in each case between Sunoco and the Company, are referred to as the “Separation Agreements.” As used in this Agreement, unless the context otherwise requires, references to the transactions contemplated by the Separation Agreements whereby Sunoco will contribute the SunCoke business to the Company, which will occur prior to the completion of this Offering, are referred to as the “Separation Transactions.”

On the date hereof, Sunoco has entered into an exchange agreement with the Selling Stockholder and, solely with respect to certain sections thereof, the Company (the “Exchange Agreement”), whereby Sunoco will transfer to the Selling Stockholder the Offered Securities in exchange for indebtedness of Sunoco (the “Debt Obligations”) held by the Selling Stockholder.

The Separation Agreements and the Exchange Agreement are referred to in this Agreement collectively as the “Transaction Documents.”

2. Representations and Warranties of the Company. (a) The Company represents and warrants to, and agrees with, the several Underwriters that:

(i) Filing and Effectiveness of Registration Statement; Certain Defined Terms. The Company has filed with the Commission a registration statement on Form S-1 (No. 333-173022) covering the registration of the Offered Securities under the Act, including a related preliminary prospectus or prospectuses. At any particular time, this initial registration statement, in the form then on file with the Commission, including all information contained in the registration statement (if any) pursuant to Rule 462(b) and then deemed to be a part of the initial registration statement, and all 430A Information and all 430C Information, that in any case has not then been superseded or modified, shall be referred to as the “Initial Registration Statement”. The Company may also have filed, or may file with the Commission, a Rule 462(b) registration statement covering the registration of Offered Securities. At any particular time, this Rule 462(b) registration statement, in the form then on file with the Commission, including the contents of the Initial Registration Statement incorporated by reference therein and including all 430A Information and all 430C Information, that in any case has not then been superseded or modified, shall be referred to as the “Additional Registration Statement”.

As of the time of execution and delivery of this Agreement, the Initial Registration Statement has been declared effective under the Act and is not proposed to be amended. Any Additional Registration Statement has or will become effective upon filing with the Commission pursuant to Rule 462(b) and is not proposed to be amended. The Offered Securities all have been or will be duly registered under the Act pursuant to the Initial Registration Statement and, if applicable, the Additional Registration Statement.

For purposes of this Agreement:

“430A Information”, with respect to any registration statement, means information included in a prospectus and retroactively deemed to be a part of such registration statement pursuant to Rule 430A(b).

“430C Information”, with respect to any registration statement, means information included in a prospectus then deemed to be a part of such registration statement pursuant to Rule 430C.

“Act” means the Securities Act of 1933, as amended.

“Applicable Time” means 5:30 p.m. (Eastern time) on the date of this Agreement.

“Closing Date” has the meaning defined in Section 3 hereof.

“Commission” means the Securities and Exchange Commission.

“Effective Time” with respect to the Initial Registration Statement or, if filed prior to the execution and delivery of this Agreement, the Additional Registration Statement, means the date and time as of which such Registration Statement was declared effective by the Commission or has become effective upon filing pursuant to Rule 462(c). If an Additional Registration Statement has not been filed prior to the execution and delivery of this Agreement but the Company has advised the Representatives that it proposes to file one, “Effective Time” with respect to such Additional Registration Statement means the date and time as of which such Additional Registration Statement is filed and becomes effective pursuant to Rule 462(b).

“Exchange Act” means the Securities Exchange Act of 1934.

“Final Prospectus” means the Statutory Prospectus that discloses the public offering price, other 430A Information and other final terms of the Offered Securities and otherwise satisfies Section 10(a) of the Act.

“General Use Issuer Free Writing Prospectus” means any Issuer Free Writing Prospectus that is intended for general distribution to prospective investors, as evidenced by its being so specified in Schedule B hereto.

“Issuer Free Writing Prospectus” means any “issuer free writing prospectus,” as defined in Rule 433, relating to the Offered Securities in the form filed or required to be filed with the Commission or, if not required to be filed, in the form retained in the Company’s records pursuant to Rule 433(g).

“Limited Use Issuer Free Writing Prospectus” means any Issuer Free Writing Prospectus that is not a General Use Issuer Free Writing Prospectus as disclosed on Schedule C hereto.

“Notes Registration Rights Agreement” means that registration rights agreement to be entered into as of July 26, 2011 by and among the Company, the guarantors listed on Schedule 1 thereto, and J.P. Morgan Securities LLC.

The Initial Registration Statement and the Additional Registration Statement are referred to collectively as the “Registration Statements” and individually as a “Registration Statement”. A “Registration Statement” with reference to a particular time means the Initial Registration Statement and any Additional Registration Statement as of such time. A “Registration Statement” without reference to a time means such Registration Statement as of its Effective Time. For purposes of the foregoing definitions, 430A Information with respect to a Registration Statement shall be considered to be included in such Registration Statement as of the time specified in Rule 430A.

“Rules and Regulations” means the rules and regulations of the Commission.

“Securities Laws” means, collectively, the Sarbanes-Oxley Act of 2002 (“Sarbanes-Oxley”), the Act, the Exchange Act, the Rules and Regulations, the auditing principles, rules, standards and practices applicable to auditors of “issuers” (as defined in Sarbanes-Oxley) promulgated or approved by the Public Company Accounting Oversight Board and the rules of the New York Stock Exchange (“Exchange Rules”).

“Statutory Prospectus” with reference to a particular time means the prospectus included in a Registration Statement immediately prior to that time, including any 430A Information or 430C Information with respect to such Registration Statement. For purposes of the foregoing definition, 430A Information shall be considered to be included in the Statutory Prospectus as of the actual time that form of prospectus is filed with the Commission pursuant to Rule 424(b) or Rule 462(c) and not retroactively.

Unless otherwise specified, a reference to a “rule” is to the indicated rule under the Act.

(ii) Compliance with Securities Act Requirements. (i) (A) At their respective Effective Times, (B) on the date of this Agreement and (C) on each Closing Date, each of the Initial Registration Statement and the Additional Registration Statement (if any) conformed and will conform in all material respects to the requirements of the Act and the Rules and Regulations and did not and will not include any untrue statement of a material fact or omit to state any material fact required to be stated therein or necessary to make the statements therein not misleading and (ii) on its date, at the time of filing of the Final Prospectus pursuant to Rule 424(b) or (if no such filing is required) at the Effective Time of the Additional Registration Statement in which the Final Prospectus is included, and on each Closing Date, the Final Prospectus will conform in all material respects to the requirements of the Act and the Rules and Regulations and will not include any untrue statement of a material fact or omit to state any material fact required to be stated therein or necessary in order to make the statements therein, in light of the circumstances under which they were made, not misleading and (iii) on the date of this Agreement, at their respective Effective

Times or issue dates and on each Closing Date, each Registration Statement, the Final Prospectus, any Statutory Prospectus, any prospectus wrapper and any Issuer Free Writing Prospectus complied or comply, and such documents and any further amendments or supplements thereto will comply, with any applicable laws or regulations of foreign jurisdictions in which the Final Prospectus, any Statutory Prospectus, any prospectus wrapper or any Issuer Free Writing Prospectus, as amended or supplemented, if applicable, are distributed in connection with the Directed Share Program. The preceding sentence does not apply to statements in or omissions from any such document based upon written information furnished to the Company by Sunoco, the Selling Stockholder or any Underwriter through the Representatives specifically for use therein, it being understood and agreed that the only such information furnished by any Underwriter consists of the information described as such in Section 9(c) hereof.

(iii) Ineligible Issuer Status. (i) At the time of the initial filing of the Initial Registration Statement and (ii) at the date of this Agreement, the Company was not and is not an “ineligible issuer,” as defined in Rule 405, including (x) the Company or any subsidiary of the Company in the preceding three years not having been convicted of a felony or misdemeanor or having been made the subject of a judicial or administrative decree or order as described in Rule 405 and (y) the Company in the preceding three years not having been the subject of a bankruptcy petition or insolvency or similar proceeding, not having had a registration statement be the subject of a proceeding under Section 8 of the Act and not being the subject of a proceeding under Section 8A of the Act in connection with the offering of the Offered Securities, all as described in Rule 405.

(iv) General Disclosure Package. As of the Applicable Time, neither (i) the General Use Issuer Free Writing Prospectus(es) issued at or prior to the Applicable Time and the preliminary prospectus, dated July 6, 2011 (which is the most recent Statutory Prospectus distributed to investors generally) and the other information, if any, stated in Schedule B to this Agreement to be included in the general disclosure package, all considered together (collectively, the “General Disclosure Package”), nor (ii) any individual Limited Use Issuer Free Writing Prospectus, when considered together with the General Disclosure Package, included any untrue statement of a material fact or omitted to state any material fact necessary in order to make the statements therein, in the light of the circumstances under which they were made, not misleading. The preceding sentence does not apply to statements in or omissions from any Statutory Prospectus or any Issuer Free Writing Prospectus in reliance upon and in conformity with written information furnished to the Company by Sunoco, the Selling Stockholder or any Underwriter through the Representatives specifically for use therein, it being understood and agreed that the only such information furnished by any Underwriter consists of the information described as such in Section 9(c) hereof.

(v) Issuer Free Writing Prospectuses. Each Issuer Free Writing Prospectus, as of its issue date and at all subsequent times through the completion of the public offer and sale of the Offered Securities or until any earlier date that the Company notified or notifies the Representatives as described in the next sentence, did not, does not and will not include any information that conflicted, conflicts or will conflict with the information then contained in the Registration Statement. If at any time following issuance of an Issuer Free Writing Prospectus there occurred or occurs an event or development as a result of which such Issuer Free Writing Prospectus conflicted or would conflict with the information then contained in the Registration Statement or as a result of which such Issuer Free Writing Prospectus, if republished immediately following such event or development, would include an untrue statement of a material fact or omitted or would omit to state a material fact necessary in order to make the statements therein, in the light of the circumstances under which they were made, not misleading, (i) the Company has promptly notified or will promptly notify the Representatives and (ii) the Company has promptly amended or will promptly amend or supplement such Issuer Free Writing Prospectus to eliminate or correct such conflict, untrue statement or omission.

(vi) Good Standing of the Company. The Company has been duly incorporated and is existing and in good standing under the laws of the state of Delaware with power and authority

(corporate and other) to own its properties and conduct its business as described in the Registration Statement, the General Disclosure Package and the Final Prospectus; and the Company is duly qualified to do business as a foreign corporation in good standing in all other jurisdictions in which its ownership or lease of property or the conduct of its business requires such qualification, except where the failure to be so qualified or in good standing, individually or in the aggregate, would not have a material adverse effect and would not result in a prospective material adverse effect on the financial condition, results of operations, business or properties of the Company and its subsidiaries, taken as a whole (“Material Adverse Effect”).

(vii) Subsidiaries. Each “significant subsidiary” of the Company (as such term is defined in Rule 1-02 of Regulation S-X) (each a “subsidiary” and, collectively, the “subsidiaries”) has been duly incorporated or formed and is validly existing and in good standing under the laws of the jurisdiction of its incorporation, with power and authority (corporate and other) to own its properties and conduct its business as described in the General Disclosure Package; and each subsidiary of the Company is duly qualified to do business as a foreign entity in good standing in all other jurisdictions in which its ownership or lease of property or the conduct of its business requires such qualification, in each case, except where the failure to be so qualified or in good standing, individually or in the aggregate, would not have a Material Adverse Effect and would not result in a prospective Material Adverse Effect; all of the issued and outstanding capital stock of each subsidiary of the Company has been duly authorized and validly issued and is fully paid and nonassessable; and, except as disclosed in the General Disclosure Package, the capital stock of each subsidiary owned by the Company, directly or through subsidiaries, is owned free from liens, encumbrances and defects that would materially affect the value thereof.

(viii) Offered Securities. The Offered Securities and all other outstanding shares of capital stock of the Company have been duly authorized; the authorized equity capitalization of the Company is as set forth in the Registration Statement, the General Disclosure Package and the Final Prospectus; all outstanding shares of capital stock of the Company are validly issued, fully paid and nonassessable and will conform in all material respects to the information in the Registration Statement, General Disclosure Package and to the description of such Offered Securities contained in the Final Prospectus; the Offered Securities have been, validly issued, fully paid and nonassessable and conform to the information in the Registration Statement and General Disclosure Package and to the description of such Offered Securities contained in the Final Prospectus; the stockholders of the Company have no preemptive rights with respect to the Securities; and none of the outstanding shares of capital stock of the Company have been issued in violation of any preemptive or similar rights of any security holder. Except as disclosed in the Registration Statement, the General Disclosure Package and the Final Prospectus, there are no outstanding (i) securities or obligations of the Company convertible into or exchangeable for any capital stock of the Company, (ii) warrants, rights or options to subscribe for or purchase from the Company any such capital stock or any such convertible or exchangeable securities or obligations or (iii) obligations of the Company to issue or sell any shares of capital stock, any such convertible or exchangeable securities or obligations, or any such warrants, rights or options.

(ix) No Finder’s Fee. Except as disclosed in the Registration Statement, the General Disclosure Package and the Final Prospectus, there are no contracts, agreements or understandings between the Company or any of its subsidiaries and any person that would give rise to a valid claim against the Company or any Underwriter for a brokerage commission, finder’s fee or other like payment in connection with this offering.

(x) Registration Rights. Except as disclosed in the General Disclosure Package and the Notes Registration Rights Agreement, there are no contracts, agreements or understandings between the Company and any person granting such person the right to require the Company to file a registration statement under the Act with respect to any securities of the Company owned or to be owned by such person or to require the Company to include such securities in the securities registered pursuant to a Registration Statement or in any securities being registered pursuant to any other registration statement filed by the Company under the Act. (collectively, “registration rights”), and any person to whom the Company has granted registration rights has agreed not to exercise such rights until after the expiration of the Company Lock-Up Period referred to in Section 5(j) hereof.

(xi) Listing. The Offered Securities have been approved for listing on the New York Stock Exchange, subject to official notice of issuance.

(xii) Absence of Further Requirements. No consent, approval, authorization, or order of, or filing or registration with, any person (including any governmental agency or body or any court) is required to be obtained or made by the Company for the consummation by the Company of the Separation Transactions and the transactions contemplated by the Transaction Documents and this Agreement in connection with the sale of the Offered Securities and the execution, delivery and performance by the Company of the Transaction Documents, except (A) such as have been obtained or made under the Act and such as may be required under state securities laws (including “blue sky” laws) or the rules and regulations of the Financial Industry Regulatory Authority, Inc. (“FINRA”), (B) such as will have been obtained or made on or prior to the Closing Date in connection with the Plan of Reorganization (as defined in the Separation and Distribution Agreement), which are part of the Separation Transactions and (C) with respect to the Separation and Distribution Agreement, for such consents, approvals, authorizations, orders, filings or registrations as would not adversely affect the Underwriters and as would not have a Material Adverse Effect.

(xiii) Directed Share Program. The Company will not offer the Directed Shares in connection with the Directed Share Program in any foreign jurisdiction.

(xiv) Independent Accountants. Ernst & Young LLP, who have certified certain financial statements of the Company and its subsidiaries, are an independent registered public accounting firm within the applicable rules and regulations adopted by the Commission and the Public Company Accounting Oversight Board (United States) and as required by the Act.

(xv) Independent Mining Engineers. Marshall Miller & Associates, Inc., who have prepared information concerning estimates of the proven and probable coal reserves of the coal mining operations of the Company and its subsidiaries and Harold Keene Coal Company, Inc. and its affiliated companies, are independent licensed professional engineers and certified professional geologists.

(xvi) Title to Property. Except as disclosed in the General Disclosure Package, including in connection with the debt financing arrangements described in the General Disclosure Package, the Company and its subsidiaries have good and marketable title to all real properties and all other properties and assets owned by them, in each case free from liens, charges, encumbrances and defects that would materially affect the value thereof or materially interfere with the use made or to be made thereof by them and, except as disclosed in the General Disclosure Package, the Company and its subsidiaries hold any leased real or personal property under valid and enforceable leases enforceable in accordance with their terms, subject to bankruptcy, insolvency, fraudulent transfer, reorganization, moratorium and similar laws of general applicability relating to or affecting creditors’ rights and to general equity principles), except where the invalidity or unenforceability of any such lease, or any such interference, individually or in the aggregate, would not have a Material Adverse Effect and would not result in a prospective Material Adverse Effect.

(xvii) Absence of Defaults and Conflicts Resulting from Transaction. The execution, delivery and performance by the Company of this Agreement and the Transaction Documents, the Separation Transactions and the issuance and sale of the Offered Securities will not result in a breach or violation of any of the terms and provisions of, or constitute a default or a Debt Repayment Triggering Event (as defined below) under, or result in the imposition of any lien, charge or encumbrance upon any property or assets of the Company or any of its subsidiaries pursuant to, (1) the charter or by-laws (or similar organizational documents) of the Company or any of its subsidiaries, (2) any statute, rule, regulation or order of any governmental agency or body or any court, domestic or foreign, having jurisdiction over the Company or any of its subsidiaries or any of their properties, or (3) any agreement or instrument to which the Company or any of its subsidiaries is a party or by which the Company or any of its subsidiaries is bound or to which any of the properties of the Company or any of its subsidiaries is subject, except with respect to clauses (2) and (3) for such breaches, violations, defaults, liens, charges or encumbrances that, individually or in the aggregate, would not have a Material Adverse Effect and would not result in a prospective Material Adverse Effect; a “Debt Repayment Triggering Event” means any event or condition that gives, or with the giving of notice or lapse of time would give, the holder of any note, debenture, or other evidence of indebtedness (or any person acting on such holder’s behalf) the right to require the repurchase, redemption or repayment of all or a portion, which amount is material to the Company, of such indebtedness by the Company or any of its subsidiaries.

(xviii) Absence of Existing Defaults and Conflicts. Neither the Company nor any of its subsidiaries is in violation of its respective (1) charter or by-laws (or similar organizational documents) or (2) in default (or with the giving of notice or lapse of time would be in default) under any existing obligation, agreement, covenant, condition or term contained in any indenture, loan agreement, mortgage, deed of trust, lease or other agreement or instrument to which any of them is a party or by which any of them is bound or to which any of the properties or assets of any of them is subject, or (3) in violation of any law or statute or any judgment, order, rule or regulation of any court or arbitrator or governmental or regulatory authority, except, in the case of clauses (2) and (3) above, for any such default that, individually or in the aggregate, would not have a Material Adverse Effect and would not result in a prospective Material Adverse Effect.

(xix) Authorization of Agreements. This Agreement has been duly authorized, executed and delivered by the Company.

(xx) Separation Agreements. The Separation and Distribution Agreement and each of the other Transaction Documents have been duly authorized, executed and delivered by the Company and with respect to the Exchange Agreement, assuming the valid authorization, execution and delivery by the Selling Stockholder, constitute the valid and binding obligations of the Company, enforceable in accordance with their terms, subject to bankruptcy, insolvency, fraudulent transfer, reorganization, moratorium and similar laws of general applicability relating to or affecting creditors’ rights and to general equity principles and public policy with respect to rights to indemnity and contribution.

(xxi) Possession of Licenses and Permits. The Company and its subsidiaries possess, and are in compliance with the terms of, all adequate certificates, authorizations, franchises, licenses and permits (“Licenses”) necessary to the conduct of the business now conducted or proposed in the Registration Statement, the General Disclosure Package and the Final Prospectus to be conducted by them except where the failure to possess or comply, individually or in the aggregate, would not have a Material Adverse Effect and would not result in a prospective Material Adverse Effect; the Company and its subsidiaries have not received any notice of proceedings relating to the revocation or modification of any Licenses that, if determined adversely to the Company or any of its subsidiaries, individually or in the aggregate, would have a Material Adverse Effect or would result in a prospective Material Adverse Effect.

(xxii) Absence of Labor Disputes. No labor disturbance by or dispute with employees of the Company or any of its subsidiaries exists, or, to the knowledge of the Company, is contemplated or threatened, and to the knowledge of the Company, no dispute with the employees of any of the Company’s or any of the Company’s subsidiaries’ principal suppliers, contractors or customers exists or is pending, except, in each case, as, individually or in the aggregate, would not have a Material Adverse Effect and would not result in a prospective Material Adverse Effect.

(xxiii) Possession of Intellectual Property. The Company and its subsidiaries own, possess or can acquire on reasonable terms, adequate trademarks, trade names and other rights to inventions, know-how, patents, copyrights, confidential information and other intellectual property (collectively, “intellectual property rights”) necessary to conduct the business now operated by them, or presently employed by them, except where the failure to possess or comply, individually or in the aggregate, would not have a Material Adverse Effect and would not result in a prospective Material Adverse Effect, and have not received any notice of infringement of or conflict with asserted rights of others with respect to any intellectual property rights that, if determined adversely to the Company or any of its subsidiaries, individually or in the aggregate, would not have a Material Adverse Effect and would not result in a prospective Material Adverse Effect.

(xxiv) Environmental Laws. (i) The Company and its subsidiaries (x) are in compliance with any and all applicable federal, state, local and foreign laws, rules, regulations and orders relating to the protection of human health or safety, the environment, natural resources, hazardous or toxic substances or wastes, pollutants or contaminants (collectively, “Environmental Laws”), and all past noncompliance with Environmental Laws has been settled and resolved without future obligation (y) have received and are in compliance with all permits, licenses, certificates or other authorizations or approvals required of them under applicable Environmental Laws to conduct their respective businesses and (z) have not received written notice of any actual or potential liability under or relating to any Environmental Laws, including for the investigation or remediation of any disposal or release of hazardous or toxic substances or wastes, pollutants or contaminants; (ii) there are no costs or liabilities associated with Environmental Laws of or relating to the Company or its subsidiaries, except, in the case of each of (i) and (ii) above, as described in the General Disclosure Package and for any such failure to comply, or failure to receive required permits, licenses or approvals, notices of liability or cost or liability, as, individually or in the aggregate, would not have a Material Adverse Effect and would not result in a prospective Material Adverse Effect; and (iii) except as described in the General Disclosure Package, (x) there are no proceedings that are pending against the Company or any of its subsidiaries under any Environmental Laws, other than such proceedings that, individually or in the aggregate, would not have a Material Adverse Effect and would not result in a prospective Material Adverse Effect, and (y) the Company and its subsidiaries are not aware of any issues regarding compliance with Environmental Laws or concerning hazardous or toxic substances or wastes, pollutants or contaminants, that, individually or in the aggregate, would not have a Material Adverse Effect and would not result in a prospective Material Adverse Effect.

(xxv) Accurate Disclosure. The statements in the Registration Statement, the General Disclosure Package and the Final Prospectus under the captions “Arrangements Between Sunoco and Our Company,” “Description of Our Capital Stock,” “Description of Certain Indebtedness,” insofar as such statements summarize legal matters, agreements or documents discussed therein fairly summarize in all material respects such matters, agreements and documents. The statements in the Registration Statement, the General Disclosure Package and the Final Prospectus under the caption “Material U.S. Federal Income Tax Consequences to Non-U.S. Holders,” insofar as such statements summarize certain laws specifically referred to therein, and subject to the qualifications, exceptions, assumptions and limitations described therein, are accurate in all material respects.

(xxvi) Absence of Manipulation. The Company has not taken, directly or indirectly, any action that is designed to or that has constituted or that would reasonably be expected to cause or result in the stabilization or manipulation of the price of any security of the Company to facilitate the sale or resale of the Offered Securities.

(xxvii) Internal Controls and Compliance with the Sarbanes-Oxley Act. Except as set forth with respect to Sunoco in the General Disclosure Package, the Company, its subsidiaries and the Company’s Board of Directors (the “Board”) are in compliance with the applicable provisions of Sarbanes-Oxley and all applicable Exchange Rules. The Company represents that it maintains a system of “internal control over financial reporting” (as defined in Rule 13a-15(f) of the Exchange Act) that comply with the applicable requirements of the Exchange Act, including, but not limited to, disclosure controls and procedures, internal controls over accounting matters and financial reporting, an internal audit function and legal and regulatory compliance controls (collectively, “Internal Controls”) that have been designed by, or under the supervision of, their respective principal executive and principal financial officers, or persons performing similar functions, to provide reasonable assurance regarding the reliability of financial reporting and the preparation of financial statements for external purposes in accordance with generally accepted accounting principles (“GAAP”), are designed to comply with the Securities Laws and are sufficient to provide reasonable assurances that (i) transactions are executed in accordance with management’s general or specific authorizations, (ii) transactions are recorded as necessary to permit preparation of financial statements in conformity with GAAP and to maintain accountability for assets, (iii) access to assets is permitted only in accordance with management’s general or specific authorization, (iv) the recorded accountability for assets is compared with the existing assets at reasonable intervals and appropriate action is taken with respect to any differences and (v) the Company has adopted and applies corporate governance guidelines. The Internal Controls are, or upon consummation of the offering of the Offered Securities will be, overseen by the Audit Committee (the “Audit Committee”) of the Board in accordance with Exchange Rules. Except as set forth in the General Disclosure Package, the Company has not publicly disclosed or reported to the Audit Committee or the Board, and the Company does not reasonably expect to publicly disclose or report within the next 135 days to the Audit Committee or the Board, a significant deficiency, material weakness, change that has materially affected, or is reasonably likely to materially affect, the Company’s internal control over financial reporting in Internal Controls or fraud involving management or other employees who have a significant role in Internal Controls (each, an “Internal Control Event”), any violation of, or failure to comply with, the Securities Laws, or any matter which, if determined adversely, individually or in the aggregate, would have a Material Adverse Effect or would result in a prospective Material Adverse Effect.

(xxviii) Litigation. Except as disclosed in the General Disclosure Package, there are no pending actions, suits or proceedings (including any inquiries or investigations by any court or governmental agency or body, domestic or foreign) against or affecting the Company, any of its subsidiaries or any of their respective properties that, individually or in the aggregate, would have a Material Adverse Effect or would result in a prospective Material Adverse Effect, or would materially and adversely affect the ability of the Company to perform its obligations under this Agreement, or which are otherwise material in the context of the sale of the Offered Securities; and no such actions, suits or proceedings (including any inquiries or investigations by any court or governmental agency or body, domestic or foreign) are, to the Company’s knowledge, threatened.

(xxix) Financial Statements. The financial statements, together with the related schedules and notes, included in each Registration Statement and the General Disclosure Package and the Final Prospectus present fairly in all material respects the financial position of the Company and its consolidated subsidiaries as of the dates shown and their results of operations and cash flows for the periods shown, and such financial statements have been prepared in conformity with GAAP; the schedules included in each Registration Statement present fairly in all material respects the information required to be stated therein. The summary and selected financial and statistical data included in the Registration Statement, the General Disclosure Package and the Final Prospectus presents fairly in all material respects the information shown therein and such data has been compiled on a basis consistent with the financial statements presented therein and the books and records of the Company. The Company does not have any material liabilities or obligations, direct or contingent (including any off-balance sheet obligations or any “variable interest entities” within the meaning of Financial Accounting Standards Board Interpretation No. 46), required to be disclosed by the Act but not disclosed in the Registration Statement, the General Disclosure Package and the Prospectus. There are no financial statements that are required pursuant to the Act to be included in the Registration Statement, the General Disclosure Package or the Final Prospectus that are not included as required.

(xxx) No Material Adverse Change in Business. Except as disclosed in the General Disclosure Package, since the end of the period covered by the latest audited financial statements included in the General Disclosure Package (i) there has been no change, nor any development or event involving a prospective change, in the financial condition, results of operations, business or properties of the Company and its subsidiaries, taken as a whole, that is material and adverse, (ii) there has been no dividend or distribution of any kind declared, paid or made by the Company on any class of its capital stock, (iii) there has been no material adverse change in the capital stock, short-term indebtedness, long-term indebtedness, net current assets or net assets of the Company and its subsidiaries, (iv) there has not been any material transaction entered into by the Company, other than transactions in the ordinary course of business and changes and transactions described in the Registration Statement, the General Disclosure Package and the Final Prospectus, including the Separation Transactions pursuant to the Separation and Distribution Agreement, (v) there has not been any obligation, direct or contingent, which is material to the Company and its subsidiaries taken as a whole, incurred by the Company, except obligations incurred in the ordinary course of business, and (vi) neither the Company nor any of its subsidiaries has sustained any material loss or interference with its business from fire, explosion, flood or other calamity, whether or not covered by insurance, or from any labor disturbance or dispute or any action, order or decree of any court or arbitrator or governmental or regulatory authority.

(xxxi) Investment Company Act. The Company is not an “investment company” as defined in the Investment Company Act of 1940 (the “Investment Company Act”).

(xxxii)  Ratings.  No  “nationally recognized statistical rating organization”  as such term is defined for purposes of  Rule 436(g)(2) (i) has imposed (or has informed the Company that it is considering imposing) any condition (financial or otherwise) on the Company’s retaining any rating assigned to the Company or any securities of the Company or (ii) has informed the Company that it is considering any of the actions described in Section 8(c)(ii) hereof.

(xxxiii) Insurance. The Company and its subsidiaries have insurance covering their respective properties, operations, personnel and businesses, including business interruption insurance, which insurance is in amounts and insures against such losses and risks as the Company’s management has reasonably determined are adequate to protect the Company and its subsidiaries and their respective businesses; and neither the Company nor any of its subsidiaries has any reason to believe that it will not be able to renew its existing insurance coverage as and when such coverage expires or to obtain similar coverage from similar insurers at a cost that, individually or in the aggregate would not have a Material Adverse Effect and would not result in a prospective Material Adverse Effect.

(xxxiv) Taxes. (i) The Company and its subsidiaries have filed all federal income tax returns and all other federal, state, local and foreign tax returns required to be filed prior to the date hereof, (ii) the Company and its subsidiaries have paid all federal, state, local and foreign taxes shown as due on such tax return and required to be paid prior to the date hereof; and (iii) except as otherwise disclosed in the General Disclosure Package, there is no tax deficiency that has been, or would reasonably be expected to be, asserted against the Company or any of its subsidiaries or any of their respective properties or assets, in each of cases (i), (ii) and (iii), except as, individually or in the aggregate, would not have a Material Adverse Effect and would not result in a prospective Material Adverse Effect.

(xxxv) Compliance with ERISA. (i) Each employee benefit plan, within the meaning of Section 3(3) of the Employee Retirement Income Security Act of 1974, as amended (“ERISA”), for which the Company or any member of its “Controlled Group” (defined as any organization which is a member of a controlled group of corporations within the meaning of Section 414 of the Internal Revenue Code of 1986, as amended (the “Code”)), would have any liability (each, a “Plan”) has been maintained in compliance with its terms and the requirements of any applicable statutes, orders, rules and regulations, including but not limited to ERISA and the Code, except where the failure to so maintain such plans, individually or in the aggregate, would not have a Material Adverse Effect and would not result in a prospective Material Adverse Effect; (ii) no prohibited transaction, within the meaning of Section 406 of ERISA or Section 4975 of the Code, has occurred with respect to any Plan excluding transactions effected pursuant to a statutory or administrative exemption, except such transactions as, individually or in the aggregate, would not have a Material Adverse Effect and would not result in a prospective Material Adverse Effect; (iii) for each Plan that is subject to the funding rules of Section 412 of the Code or Section 302 of ERISA, no “accumulated funding deficiency” as defined in Section 412 of the Code, whether or not waived, has occurred or is reasonably expected to occur, except where such deficiency, individually or in the aggregate, would not have a Material Adverse Effect and would not result in a prospective Material Adverse Effect; (iv) no “reportable event” (within the meaning of Section 4043(c) of ERISA) has occurred or is reasonably expected to occur with respect to any Plan for which the 30-day notice requirement has not been waived, except for any reportable events as, individually or in the aggregate, would not have a Material Adverse Effect and would not result in a prospective Material Adverse Effect; and (v) neither the Company nor any member of the Controlled Group has incurred, nor reasonably expects to incur, any liability under Title IV of ERISA (other than contributions to the Plan or premiums to the PBGC, in the ordinary course and without default) in respect of a Plan (including a “multiemployer plan”, within the meaning of Section 4001(a)(3) of ERISA), except for such liability as, individually or in the aggregate, would not have a Material Adverse Effect and would not result in a prospective Material Adverse Effect.

(xxxvi) No Unlawful Payments. Neither the Company nor any of its subsidiaries, nor, to the knowledge of the Company, any director, officer, agent, employee or other person acting on behalf of the Company or any of its subsidiaries has (i) used any corporate funds for any unlawful contribution, gift, entertainment or other unlawful expense relating to political activity; (ii) made any direct or indirect unlawful payment to any foreign or domestic government official or employee from corporate funds; (iii) violated or is in violation of any provision of the Foreign Corrupt Practices Act of 1977; or (iv) made any unlawful bribe, rebate, payoff, influence payment, kickback or other unlawful payment.

(xxxvii) Compliance with Money Laundering Laws. The operations of the Company and its subsidiaries are and have been conducted at all times in compliance with applicable financial recordkeeping and reporting requirements of the Currency and Foreign Transactions Reporting Act of 1970, as amended, the money laundering statutes of all jurisdictions, the rules and regulations thereunder and any related or similar rules, regulations or guidelines, issued, administered or enforced by any governmental agency (collectively, the “Money Laundering Laws”), and no action, suit or proceeding by or before any court or governmental agency, authority or body or any arbitrator involving the Company or any of its subsidiaries with respect to the Money Laundering Laws is pending or, to the knowledge of the Company, threatened.

(xxxviii) Compliance with OFAC. None of the Company, any of its subsidiaries, nor, to the knowledge of the Company, any director, officer, agent, employee or affiliate of the Company or any of its subsidiaries is currently subject to any U.S. sanctions administered by the Office of Foreign Assets Control of the U.S. Department of the Treasury (“OFAC”); and the Company will not, directly or indirectly, use the proceeds of the offering of the Shares hereunder, or lend, contribute or otherwise make available such proceeds to any subsidiary, joint venture partner or other person or entity, for the purpose of financing the activities of any person currently subject to any U.S. sanctions administered by OFAC.

(xxxix) The Company has not, directly or indirectly, offered or sold any of the Offered Securities by means of any “prospectus” (within the meaning of the Act and the Rules and Regulations) or used any “prospectus” or made any offer (within the meaning of the Act and the Rules and Regulations) in connection with the offer or sale of the Offered Securities contemplated by this Agreement, in each case other than through the General Disclosure Package or a Limited Use Issuer Free Writing Prospectus referred to in Section 2(a)(iv) hereof.

(xl) Forward-Looking Statements. No forward-looking statement (within the meaning of Section 27A of the Act and Section 21E of the Exchange Act) contained in the Registration Statement, the General Disclosure Package or the Final Prospectus has been made or reaffirmed without a reasonable basis or has been disclosed other than in good faith.

(xli) Statistical and Market Data. Nothing has come to the attention of the Company that has caused the Company to believe that the statistical and market-related data included in the Registration Statement, the General Disclosure Package or the Final Prospectus is not based on or derived from sources that are reliable and accurate in all material respects.

(xlii) Absence of Unlawful Influence. The Company has not offered or sold, or caused the Underwriters to offer or sell, any Offered Securities to any person pursuant to the Directed

Share Program with the specific intent to unlawfully influence (i) a customer or supplier of the Company to alter the customer’s or supplier’s level or type of business with the Company or (ii) a trade journalist or publication to write or publish favorable information about the Company or its products.

(b) The Selling Stockholder represents and warrants to, and agrees with, the Company, Sunoco and the several Underwriters that:

(i) Title to the Securities. The Selling Stockholder has and on each Closing Date hereinafter mentioned will have valid, unencumbered and marketable title to the Offered Securities to be delivered by the Selling Stockholder on such Closing Date and full right, power and authority to enter into this Agreement and to sell, assign, transfer and deliver the Offered Securities to be delivered by the Selling Stockholder on such Closing Date hereunder; and, upon the delivery of and payment for the Offered Securities on each Closing Date hereunder, the several Underwriters will acquire valid and unencumbered title to the Offered Securities to be delivered by the Selling Stockholder on such Closing Date.

(ii) Absence of Further Requirements. No consent, approval, authorization or order of, or filing or registration with, any person (including any governmental agency or body or any court) is required to be obtained or made by the Selling Stockholder for the consummation by the Selling Stockholder of the transactions contemplated by this Agreement in connection with the offering and sale of the Offered Securities sold by the Selling Stockholder, except such as have been obtained and made under the Act and such as may be required under state securities laws (including “blue sky” laws).

(iii) Absence of Defaults and Conflicts Resulting from Transaction. The execution, delivery and performance of this Agreement and the consummation of the transactions herein contemplated will not result in a breach or violation of any of the terms and provisions of, or constitute a default under, or result in the imposition of any lien, charge or encumbrance upon any property or assets of the Selling Stockholder pursuant to, (1) any statute, any rule, regulation or order of any governmental agency or body or any court having jurisdiction over the Selling Stockholder or any of its properties or (2) any agreement or instrument to which the Selling Stockholder is a party or by which the Selling Stockholder is bound or to which any of the properties of the Selling Stockholder is subject, or (3) the charter or by-laws of the Selling Stockholder, except with respect to clauses (1) and (2) where such breach, violation, default or imposition of a lien, charge or encumbrance, individually or in the aggregate, would not have a material adverse effect and would not result in a prospective Material Adverse Effect on the financial condition, results of operations, business or properties of the Selling Stockholder and its subsidiaries, taken as a whole.

(iv) Compliance with Securities Act Requirements. On the date of the Final Prospectus, at the time of filing of the Final Prospectus pursuant to Rule 424(b) or (if no such filing is required) at the Effective Time of the Additional Registration Statement in which the Final Prospectus is included, and on each Closing Date, none of the written information furnished to the Company by the Selling Stockholder will include any untrue statement of a material fact or omit to state any material fact required to be stated therein or necessary to make the statements therein not misleading. The preceding sentence applies only to the extent that any statements in or omissions from a Registration Statement, the Final Prospectus, any Statutory Prospectus or any amendments or supplements thereto are based on written information furnished to the Company by the Selling Stockholder.

(v) Authorization of Agreement. This Agreement has been duly authorized, executed and delivered by the Selling Stockholder.

(vi) No Finder’s Fee. Except as disclosed in the General Disclosure Package, there are no contracts, agreements or understandings between the Selling Stockholder and any person that would give rise to a valid claim against the Selling Stockholder or any Underwriter for a brokerage commission, finder’s fee or other like payment in connection with this offering.

(c) Sunoco represents and warrants to, and agrees with, the several Underwriters that:

(i) Absence of Further Requirements. No consent, approval, authorization or order of, or filing or registration with, any person (including any governmental agency or body or any court) is required to be obtained or made by Sunoco for the consummation by Sunoco of the Separation Transactions and the transactions contemplated by the Transaction Documents and this Agreement in connection with the sale of the Offered Securities, except (A) such as have been obtained or made under the Act and such as may be required under the state securities laws (including “blue sky” laws) or the rules and regulations of FINRA, (B) such as will have been obtained or made on or prior to the Closing Date in connection with the Plan of Reorganization (as defined in the Separation and Distribution Agreement), which are part of the Separation Transactions and (C) with respect to the Separation and Distribution Agreement, for such consents, approvals, authorizations, orders, filings or registrations as would not adversely affect the Underwriters and as would not have a Material Adverse Effect.

(ii) Absence of Defaults and Conflicts Resulting from Transaction. The execution, delivery and performance by Sunoco of this Agreement and the Transaction Documents, the Separation Transactions and the consummation of the transactions herein and therein contemplated will not result in a breach or violation of any of the terms and provisions of, or constitute a default or a Debt Repayment Triggering Event under, or result in the imposition of any lien, charge or encumbrance upon any property or assets of the Sunoco or any of its subsidiaries pursuant to, (1) the charter or by-laws (or similar organizational documents) of Sunoco or any of its subsidiaries, (2) any statute, rule, regulation or order of any governmental agency or body or any court, domestic or foreign, having jurisdiction over Sunoco or any of its subsidiaries or any of their properties, or (3) any agreement or instrument to which Sunoco or any of its subsidiaries is a party or by which Sunoco or any of its subsidiaries is bound or to which any of the properties of Sunoco or any of its subsidiaries is subject, except with respect to (2) and (3) for such breaches, violations, defaults, liens, charges or encumbrances that, individually or in the aggregate, would not have a Material Adverse Effect and would not result in a prospective Material Adverse Effect.

(iii) Compliance with Securities Act Requirements. On the date of the Final Prospectus, at the time of filing of the Final Prospectus pursuant to Rule 424(b) or (if no such filing is required) at the Effective Time of the Additional Registration Statement in which the Final Prospectus is included, and on each Closing Date, none of the information furnished to the Company by Sunoco will include any untrue statement of a material fact or omit to state any material fact necessary in order to make the statements therein, in light of the circumstances under which they were made, not misleading. The preceding sentence applies only to the extent that any statements in or omissions from a Registration Statement, the Final Prospectus, any Statutory Prospectus or any amendments or supplements thereto are based on information furnished to the Company by Sunoco.

(iv) Authorization of Agreement. This Agreement has been duly authorized, executed and delivered by Sunoco.

(v) Separation Agreements. The Separation and Distribution Agreement and each of the other Transaction Documents have been duly authorized, executed and delivered by Sunoco and, with respect to the Exchange Agreement, assuming the valid authorization, execution and delivery by the Selling Stockholder, constitute the valid and binding obligations of Sunoco, enforceable in accordance with their terms, enforceable in accordance with their terms, subject to bankruptcy, insolvency, fraudulent transfer, reorganization, moratorium and similar laws of general applicability relating to or affecting creditors’ rights and to general equity principles and public policy with respect to rights to indemnity and contribution.

(vi) Good Standing. Sunoco is validly existing and, to the extent such concept exists in the relevant jurisdiction, in good standing under the laws of the jurisdiction of its organization.

(vii) General Disclosure Package. As of the Applicable Time, neither (1) the information furnished to the Company by Sunoco in the General Disclosure Package nor (2) the information furnished to the Company by Sunoco in any individual Limited Use Issuer Free Writing Prospectus, when considered together with the General Disclosure Package, included any untrue statement of a material fact or omitted to state any material fact necessary in order to make the statements therein, in light of the circumstances under which they were made, not misleading. The preceding sentence applies only to the extent that any statements in or omissions from a Registration Statement, the Final Prospectus, any Statutory Prospectus or any amendments or supplements thereto are based on information furnished to the Company by Sunoco.

(viii) No Distribution of Offering Material. Sunoco has not distributed and will not distribute any prospectus or other offering material in connection with the offering and sale of the Offered Securities.

(ix) Material Agreements. There are no material agreements or arrangements relating to the Company or its subsidiaries to which Sunoco (or, to Sunoco’s knowledge, any direct or indirect stockholder of Sunoco) is a party, which are required to be described in the Registration Statements, the General Disclosure Package or the Final Prospectus or to be filed as exhibits thereto that are not so described or filed.

(x) Continued Compliance with Securities Laws. If, at any time when a prospectus relating to the offered Securities is (or but for the exemption in Rule 172 would be) required to be delivered under the Act by any Underwriter or dealer, any event occurs as a result of which the information provided by Sunoco included in the Registration Statement, the General Disclosure Package or the Final Prospectus as then amended or supplemented would include an untrue statement of a material fact or omit to state any material fact necessary in order to make the statements therein, in the light of the circumstances under which they were made, not misleading with respect to Sunoco, Sunoco will promptly notify the Company and the Representatives of such change.

(xi) The exchange of the Offered Securities between Sunoco and the Selling Stockholder is not prompted by any material information concerning the Company or any of its subsidiaries which is not set forth in, the Registration Statement, the General Disclosure Package or the Final Prospectus.

(xii) Sunoco has not, directly or indirectly, offered or sold any of the Offered Securities by means of any “prospectus” (within the meaning of the Act and the Rules and Regulations) or used any “prospectus” or made any offer (within the meaning of the Act and the Rules and Regulations) in connection with the offer or sale of the Offered Securities contemplated by this Agreement, in each case other than through the General Disclosure Package or a Limited Use Issuer Free Writing Prospectus referred to in Section 2(a)(iv) hereof.

3. Purchase, Sale and Delivery of Offered Securities. On the basis of the representations, warranties and agreements and subject to the terms and conditions set forth herein, the Selling Stockholder agrees to sell to each Underwriter, and each Underwriter agrees, severally and not jointly, to purchase from the Selling Stockholder, at a purchase price of $14,904 per Security, that number of Firm Securities (rounded up or down to the nearest whole number, as determined by the Representatives in their discretion, in order to avoid fractions) obtained by multiplying the number of Firm Securities by a fraction the numerator of which is the number of Firm Securities set forth opposite the name of such Underwriter in Schedule A hereto and the denominator of which is the total number of Firm Securities.

The Selling Stockholder will deliver the Firm Securities to or as instructed by the Representatives for the accounts of the several Underwriters in a form reasonably acceptable to the Representatives against payment of the purchase price in Federal (same day) funds by official bank check or checks or wire transfers to an account at a bank acceptable to the Representatives drawn to the order of the Selling Stockholder, at the office of Kirkland & Ellis LLP, New York, New York at 9:00 A.M., New York time, on July 26, 2011, or at such other time not later than seven full business days thereafter as the Representatives and the Company determine, such time being herein referred to as the “First Closing Date”; provided that the place and time of closing shall be at the same place as, and on the same day as and promptly after, the closing of the exchange of the Debt Obligations for Securities contemplated by the Exchange Agreement.

For purposes of Rule 15c6-1 under the Exchange Act, the First Closing Date (if later than the otherwise applicable settlement date) shall be the settlement date for payment of funds and delivery of securities for all the Offered Securities sold pursuant to this Offering. The Firm Securities so to be delivered or evidence of their issuance will be made available for checking to the Underwriters at the above office at least 24 hours prior to the First Closing Date.

In addition, upon written notice from the Representatives given to Sunoco and the Selling Stockholder from time to time not more than 30 days subsequent to the date hereof, the Underwriters may purchase all or less than all of the Optional Securities at the purchase price per Security to be paid for the Firm Securities. The Selling Stockholder agrees to sell to the Underwriters the number of Optional Securities specified in such notice. Such Optional Securities shall be purchased from the Selling Stockholder for the account of each Underwriter in the same proportion as the number of Firm Securities set forth opposite such Underwriter’s name bears to the total number of Firm Securities (subject to adjustment by the Representatives to eliminate fractions) and may be purchased by the Underwriters only for the purpose of covering over-allotments made in connection with the sale of the Firm Securities. No Optional Securities shall be sold or delivered unless the Firm Securities previously have been, or simultaneously are, sold and delivered. The right to purchase the Optional Securities or any portion thereof may be exercised from time to time and to the extent not previously exercised may be surrendered and terminated at any time upon notice by the Representatives to Sunoco and the Selling Stockholder. It is understood that the Representatives are authorized to make payment for and accept delivery of such Optional Securities on behalf of the Underwriters pursuant to the terms of the Representatives’ instructions to Sunoco and the Selling Stockholder.

Each time for the delivery of and payment for the Optional Securities, being herein referred to as an “Optional Closing Date”, which may be the First Closing Date (the First Closing Date and each Optional Closing Date, if any, being sometimes referred to as a “Closing Date”), shall be no earlier than four business days after written notice of election to purchase Optional Securities is given. The Selling Stockholder will deliver the Optional Securities being purchased on each Optional Closing Date to or as instructed by the Representatives for the accounts of the several Underwriters in a form reasonably acceptable to the Representatives, against payment of the purchase price therefor in Federal (same day) funds by official bank check or checks or wire transfer to an account at a bank acceptable to the Representatives drawn to the order of the Selling Stockholder, at the office of Kirkland & Ellis LLP, New York, New York. The Optional Securities being purchased on each Optional Closing Date or evidence of their issuance will be made available to the Underwriters for checking at the above office at a reasonable time in advance of such Optional Closing Date.

4. Offering by Underwriters. It is understood that the several Underwriters propose to offer the Offered Securities for sale to the public as set forth in the Final Prospectus.

5. Certain Agreements of the Company. The Company agrees with Sunoco, the several Underwriters and the Selling Stockholder that:

(a) Additional Filings. Unless filed pursuant to Rule 462(c) as part of the Additional Registration Statement in accordance with the next sentence, the Company will file the Final Prospectus, in a form approved by the Representatives, with the Commission pursuant to and in accordance with subparagraph (1) (or, if applicable and if consented to by the Representatives, subparagraph (4)) of Rule 424(b) not later than the earlier of (A) the second business day following the execution and delivery of this Agreement or (B) the fifteenth business day after the Effective Time of the Initial Registration Statement. The Company will advise the

Representatives promptly of any such filing pursuant to Rule 424(b) and provide satisfactory evidence to the Representatives of such timely filing. If an Additional Registration Statement is necessary to register a portion of the Offered Securities under the Act but the Effective Time thereof has not occurred as of the execution and delivery of this Agreement, the Company will file the additional registration statement or, if filed, will file a post-effective amendment thereto with the Commission pursuant to and in accordance with Rule 462(b) on or prior to 10:00 P.M., New York time, on the date of this Agreement or, if earlier, on or prior to the time the Final Prospectus is finalized and distributed to any Underwriter, or will make such filing at such later date as shall have been consented to by the Representatives, which consent shall not be unreasonably withheld or delayed.

(b) Filing of Amendments; Response to Commission Requests. The Company will promptly advise the Representatives of any proposal to amend or supplement at any time the Initial Registration Statement, any Additional Registration Statement or any Statutory Prospectus and, unless required by the Securities Laws, will not effect such amendment or supplementation without the Representatives’ consent, which consent shall not be unreasonably withheld or delayed; and the Company will also advise the Representatives promptly of (i) the effectiveness of any Additional Registration Statement (if its Effective Time is subsequent to the execution and delivery of this Agreement), (ii) any amendment or supplementation of a Registration Statement or any Statutory Prospectus, (iii) any request by the Commission or its staff for any amendment to any Registration Statement, for any supplement to any Statutory Prospectus or for any additional information, (iv) the institution by the Commission of any stop order proceedings in respect of a Registration Statement or the threatening of any proceeding for that purpose, and (v) the receipt by the Company of any notification with respect to the suspension of the qualification of the Offered Securities in any jurisdiction or the institution or threatening of any proceedings for such purpose. The Company will use its reasonable best efforts to prevent the issuance of any such stop order or the suspension of any such qualification and, if issued, to obtain as soon as possible the withdrawal thereof.

(c) Continued Compliance with Securities Laws. If, at any time when a prospectus relating to the Offered Securities is (or but for the exemption in Rule 172 would be) required to be delivered under the Act by any Underwriter or dealer, any event occurs as a result of which the Final Prospectus as then amended or supplemented would include an untrue statement of a material fact or omit to state any material fact necessary in order to make the statements therein, in the light of the circumstances under which they were made, not misleading, or if it is necessary at any time to amend the Registration Statement or supplement the Final Prospectus to comply with the Act, the Company will promptly notify the Representatives of such event and will promptly prepare and file with the Commission and furnish, at its own expense, to the Underwriters and the dealers and any other dealers upon request of the Representatives, an amendment or supplement which will correct such statement or omission or an amendment which will effect such compliance. Neither the Representatives’ consent to, nor the Underwriters’ delivery of, any such amendment or supplement shall constitute a waiver of any of the conditions set forth in Section 8 hereof.

(d) Rule 158. As soon as practicable, but not later than the Availability Date (as defined below), the Company will make generally available to its security holders an earnings statement covering a period of at least 12 months beginning after the Effective Time of the Initial Registration Statement (or, if later, the Effective Time of the Additional Registration Statement) which will satisfy the provisions of Section 11(a) of the Act and Rule 158 under the Act. For the purpose of the preceding sentence, “Availability Date” means the day after the end of the fourth fiscal quarter following the fiscal quarter that includes such Effective Time on which the Company is required to file its Form 10-Q for such fiscal quarter except that, if such fourth fiscal quarter is the last quarter of the Company’s fiscal year, “Availability Date” means the day after the end of such fourth fiscal quarter on which the Company is required to file its Form 10-K.

(e) Furnishing of Prospectuses. The Company will furnish to the Representatives copies of each Registration Statement, each related Statutory Prospectus, and, so long as a prospectus relating to the Offered Securities is (or but for the exemption in Rule 172 would be) required to be delivered under the Act, the Final Prospectus and all amendments and supplements to such documents, in each case in such quantities as the Representatives reasonably request. The Final Prospectus shall be so furnished on or prior to 3:00 P.M., New York time, on the business day following the execution and delivery of this Agreement, unless otherwise agreed to by the parties. All other such documents shall be so furnished as soon as available. The Company or Sunoco will pay the expenses of printing and distributing to the Underwriters all such documents.

(f) Blue Sky Qualifications. The Company will arrange for the qualification of the Offered Securities for sale under the laws of such jurisdictions as the Representatives may reasonably designate and will continue such qualifications in effect so long as required for the distribution; provided, however, that the Company shall not be obligated to file any general consent to the service of process in any jurisdiction in which it is not otherwise so subject or to qualify as a foreign corporation or as a dealer in securities in any jurisdiction in which it is not so qualified or to subject itself to taxation in respect of doing business in any jurisdiction in which it is not otherwise so subject.

(g) Reporting Requirements. So long as any Securities are outstanding, during the period of three years hereafter, the Company will furnish to the Representatives and, upon request, to each of the other Underwriters, as soon as practicable after the end of each fiscal year, a copy of its annual report to stockholders for such year; and the Company will furnish to the Representatives (i) as soon as available, a copy of each report and any definitive proxy statement of the Company filed with the Commission under the Exchange Act or mailed to stockholders, and (ii) from time to time, such other information concerning the Company as the Representatives may reasonably request. However, so long as the Company is subject to the reporting requirements of either Section 13 or Section 15(d) of the Exchange Act and is timely filing reports with the Commission on its Electronic Data Gathering, Analysis and Retrieval system (“EDGAR”), it is not required to furnish such reports or statements to the Representatives or the Underwriters.

(h) Payment of Expenses. The Company and Sunoco agree with the Selling Stockholder and the several Underwriters that the Company or Sunoco will pay all expenses incidental to the performance of the obligations of the Company under this Agreement, including but not limited to (i) any documented regulatory filing fees and documented and reasonable fees and disbursements of Swiss and Cayman Islands counsel for the Selling Stockholder, (ii) any filing fees and other expenses (including reasonable fees and disbursements of counsel to the Underwriters) incurred in connection with qualification of the Offered Securities for sale under the laws of such jurisdictions as the Representatives designate and the preparation and printing of memoranda relating thereto, (iii) costs and expenses related to the review by FINRA of the Offered Securities (including filing fees and the reasonable fees and expenses of counsel for the Underwriters relating to such review), (iv) costs and expenses relating to investor presentations or any “road show” in connection with the offering and sale of the Offered Securities including, without limitation, any travel expenses of the Company’s officers and employees and any other expenses of the Company including the chartering of airplanes, (v) fees and expenses incident to listing the Offered Securities on the New York Stock Exchange, and (vi) expenses incurred by the Company in distributing preliminary prospectuses and the Final Prospectus (including any amendments and supplements thereto) to the Underwriters and for expenses incurred by the Company for preparing, printing and distributing any Issuer Free Writing Prospectuses to investors or prospective investors. Except as otherwise expressly provided in this Agreement, the Company, Sunoco, the Underwriters and the Selling Stockholder will pay all of their own costs and expenses, including the fees of their counsel and, as applicable, any transfer taxes on the sale by the Selling Stockholder of the Offered Securities to the Underwriters.

(i) Absence of Manipulation. The Company will not take, directly or indirectly, any action designed to or that would constitute or that might reasonably be expected to cause or result in, stabilization or manipulation of the price of any securities of the Company to facilitate the sale or resale of the Offered Securities.

(j) Restriction on Sale of Securities by Company. For the period specified below (the “Company Lock-Up Period”), the Company will not, directly or indirectly, take any of the following actions with respect to its Securities or any securities convertible into or exchangeable or exercisable for any of its Securities (“Company Lock-Up Securities”): (i) offer, sell, issue, contract to sell, pledge or otherwise dispose of Company Lock-Up Securities, (ii) offer, sell, issue, contract to sell, contract to purchase or grant any option, right or warrant to purchase Company Lock-Up Securities, (iii) enter into any swap, hedge or any other agreement that transfers, in whole or in part, the economic consequences of ownership of Company Lock-Up Securities, (iv) establish or increase a put equivalent position or liquidate or decrease a call equivalent position in Company Lock-Up Securities within the meaning of Section 16 of the Exchange Act, (v) file with the Commission a registration statement under the Act relating to Company Lock-Up Securities, or (vi) publicly disclose the intention to take any such action, without the prior written consent of Credit Suisse Securities (USA) LLC (“Credit Suisse”). The foregoing sentence shall not apply to (A) grants of employee stock options (or the issuance of Securities pursuant to such options) or other equity-based compensation awards pursuant to the terms of a plan disclosed in the Registration Statement, the General Disclosure Package and the Final Prospectus or the exercise of any other employee stock options outstanding on the date hereof and disclosed in the Registration Statement, the General Disclosure Package and the Final Prospectus, provided such Securities (other than any Company employee stock options issued to employees of Sunoco as a result of the conversion of Sunoco stock options held by such employees into Sunoco stock options and vested Company stock options in connection with the Distribution (as defined below)) do not vest and are not transferable during the Company Lock-Up Period, or (B) the filing of any registration statement on Form S-8 relating to securities described in clause (A). The initial Company Lock-Up Period will commence on the date hereof and continue for 180 days after the date hereof or such earlier date that Credit Suisse consents to in writing; provided, however, that if (1) during the last 17 days of the initial Company Lock-Up Period, the Company releases earnings results or material news or a material event relating to the Company occurs or (2) prior to the expiration of the initial Company Lock-Up Period, the Company announces that it will release earnings results during the 16-day period beginning on the last day of the initial Company Lock-Up Period, then in each case the Company Lock-Up Period will be extended until the expiration of the 18-day period beginning on the date of release of the earnings results or the occurrence of the materials news or material event, as applicable, unless Credit Suisse waives, in writing, such extension. The Company will provide Credit Suisse with notice of any announcement described in clause (2) of the preceding sentence that gives rise to an extension of the Company Lock-Up Period.

(k) Transfer Restrictions. In connection with the Directed Share Program, the Company will ensure that the Directed Shares will be restricted to the extent required by the FINRA rules from sale, transfer, assignment, pledge or hypothecation for a period of three months following the date of the effectiveness of the Registration Statement. The Designated Underwriter will notify the Company as to which Participants will need to be so restricted. At the request of the Designated Underwriter, the Company will direct the transfer agent to place stop transfer restrictions upon such securities for such period of time.

(l) Payment of Expenses Related to Directed Share Program. The Company or Sunoco will pay all fees and disbursements of counsel (including non-U.S. counsel if reasonably approved by Sunoco) incurred by the Underwriters in connection with the Directed Share Program and stamp duties, similar taxes or duties or other taxes, if any, incurred by the underwriters in connection with the Directed Share Program.

6. Certain Agreements of Sunoco. Sunoco agrees with the several Underwriters that:

(a) Restriction on Sale of Securities by Sunoco. For the period specified below (the “Sunoco Lock-Up Period”), Sunoco will not, directly or indirectly, take any of the following actions with respect to Securities of the Company or any securities convertible into or exchangeable or exercisable for any Securities (“Sunoco Lock-Up Securities”): (i) offer, sell, issue, contract to sell, pledge or otherwise dispose of Sunoco Lock-Up Securities, (ii) offer, sell, issue, contract to sell, contract to purchase or grant any option, right or warrant to purchase Sunoco Lock-Up Securities, (iii) enter into any swap, hedge or any other agreement that transfers, in whole or in part, the economic consequences of ownership of Sunoco Lock-Up Securities, (iv) establish or increase a put equivalent position or liquidate or decrease a call equivalent position in Sunoco Lock-Up Securities within the meaning of Section 16 of the Exchange Act, (v) file with the Commission a registration statement under the Act relating to Sunoco Lock-Up Securities, or (vi) publicly disclose the intention to take any such action, without the prior written consent of Credit Suisse. The foregoing sentence shall not apply to the Offered Securities to be sold pursuant to this Agreement and any transaction pursuant to the Exchange Agreement. The initial Sunoco Lock-Up Period will commence on the date hereof and continue for 180 days after the date hereof or such earlier date that Credit Suisse consents to in writing; provided, however, that if (1) during the last 17 days of the initial Sunoco Lock-Up Period, the Company releases earnings results or material news or a material event relating to the Company occurs or (2) prior to the expiration of the initial Sunoco Lock-Up Period, the Company announces that it will release earnings results during the 16-day period beginning on the last day of the initial Sunoco Lock-Up Period, then in each case the Sunoco Lock-Up Period will be extended until the expiration of the 18-day period beginning on the date of release of the earnings results or the occurrence of the material news or material event, as applicable, unless Credit Suisse waives, in writing, such extension; provided, further, that Sunoco may distribute its equity interests in the Company in a transaction pursuant to Sections 355 and 368(a)(1)(D) of the Code as described in the Prospectus at any time after the date that is 120 days after the date hereof (the “Distribution”) without the prior written consent of Credit Suisse.

(b) Absence of Manipulation. Sunoco will not take, directly or indirectly, any action designed to or that would constitute or that might reasonably be expected to cause or result in, stabilization or manipulation of the price of any securities of the Company to facilitate the sale or resale of the Offered Securities.

7. Free Writing Prospectuses. The Company and the Selling Stockholder represent and agree that, unless they obtain the prior consent of the Representatives, and each Underwriter represents and agrees that, unless it obtains the prior consent of the Company and the Representatives, it has not made and will not make any offer relating to the Offered Securities that would constitute an Issuer Free Writing Prospectus, or that would otherwise constitute a “free writing prospectus,” as defined in Rule 405, required to be filed with the Commission. Any such free writing prospectus consented to by the Company and the Representatives is hereinafter referred to as a “Permitted Free Writing Prospectus.” The Company represents that it has treated and agrees that it will treat each Permitted Free Writing Prospectus as an “issuer free writing prospectus,” as defined in Rule 433, and has complied and will comply with the requirements of Rules 164 and 433 applicable to any Permitted Free Writing Prospectus, including timely Commission filing where required, legending and record keeping.

8. Conditions of the Obligations of the Underwriters. The obligations of the several Underwriters to purchase and pay for the Firm Securities on the First Closing Date and the Optional Securities to be purchased on each Optional Closing Date, if any, will be subject to the accuracy of the representations and warranties of the Company, Sunoco and the Selling Stockholder herein on both the date hereof and on the Closing Date, to the accuracy of the statements of Company and Sunoco officers made in any certificates delivered pursuant to the provisions hereof, to the performance by the Company, Sunoco and the Selling Stockholder of their obligations hereunder and to the following additional conditions precedent:

(a) Accountants’ Comfort Letter. The Representatives shall have received letters, dated, respectively, the date hereof and as of each Closing Date, of Ernst & Young LLP confirming that they are a registered public accounting firm and independent public accountants within the meaning of the Securities Laws and substantially in the form of Schedule D hereto (except that, in any letter dated a Closing Date, the specified date referred to in Schedule D hereto shall be a date no more than three days prior to such Closing Date).

(b) Effectiveness of Registration Statement. If the Effective Time of the Additional Registration Statement (if any) is not prior to the execution and delivery of this Agreement, such Effective Time shall have occurred not later than 10:00 P.M., New York time, on the date of this Agreement or, if earlier, the time the Final Prospectus is finalized and distributed to any Underwriter, or shall have occurred at such later time as shall have been consented to by the Representatives. The Final Prospectus shall have been filed with the Commission in accordance with the Rules and Regulations and Section 5(a) hereof. Prior to such Closing Date, no stop order suspending the effectiveness of a Registration Statement shall have been issued and no proceedings for that purpose shall have been instituted or, to the knowledge of the Selling Stockholder, the Company or the Representatives shall be contemplated by the Commission.

(c) No Material Adverse Change. Subsequent to the execution and delivery of this Agreement, there shall not have occurred (i) any change, or any development or event involving a prospective change, in the condition (financial or otherwise), results of operations, business, properties or prospects of the Company and its subsidiaries, taken as a whole which, in the judgment of the Representatives, acting jointly, is material and adverse and makes it impractical or inadvisable to market the Offered Securities; (ii) any downgrading in the rating of any debt securities or preferred stock of the Company by any “nationally recognized statistical rating organization” (as defined for purposes of Rule 436(g)), or any public announcement that any such organization has under surveillance or review its rating of any debt securities or preferred stock of the Company (other than an announcement with positive implications of a possible upgrading, and no implication of a possible downgrading, of such rating); (iii) any change in U.S. or international financial, political or economic conditions or currency exchange rates or exchange controls the effect of which is such as to make it, in the judgment of the Representatives, acting jointly, impractical to proceed with the offering, sale or delivery of, or to enforce contracts for the sale of, the Offered Securities, whether in the primary market or in respect of dealings in the secondary market; (iv) any suspension or material limitation of trading in securities generally on the New York Stock Exchange and NASDAQ or any setting of minimum or maximum prices for trading on such exchange; (v) any suspension of trading of any securities of the Company on any exchange or in the over-the-counter market; (vi) any banking moratorium declared by any U.S. federal or New York authorities; (vii) any major disruption of settlements of securities, payment or clearance services in the United States or (viii) any attack on, outbreak or escalation of hostilities or act of terrorism involving the United States, any declaration of war by Congress or any other national or international calamity or emergency if, in the judgment of the Representatives, the effect of any such attack, outbreak, escalation, act, declaration, calamity or emergency is such as to make it impractical or inadvisable to proceed with the offering, sale or delivery of the Offered Securities or to enforce contracts for the sale of the Offered Securities.

(d) Opinions of Counsel for the Company. The Representatives shall have received opinions, dated such Closing Date, of (i) Wachtell, Lipton, Rosen & Katz, Special Counsel to the Company, and (ii) the Senior Vice President, General Counsel and Corporate Secretary of the Company, in the forms attached hereto as Exhibit C-1 and C-2, respectively.

(e) Opinion of Counsel for the Selling Stockholder. The Representatives shall have received an opinion, dated such Closing Date, of (i) Hamburger AG, Special Swiss counsel for the Selling Stockholder, and (ii) Maples and Colder, Special Cayman Islands counsel for the Selling Stockholder, in the forms attached hereto as Exhibit D-1 and D-2, respectively.

(f) Opinion of Counsel for Sunoco. The Representatives shall have received an opinion, dated such Closing Date, of (i) Drinker Biddle & Reath LLP, Special Pennsylvania counsel for Sunoco, and (ii) the Assistant General Counsel of Sunoco, in the forms attached hereto as Exhibit E.

(g) Opinion of Counsel for Underwriters. The Representatives shall have received from Kirkland & Ellis LLP, counsel for the Underwriters, such opinion or opinions, dated such Closing Date, with respect to such matters as the Representatives may require, and the Selling Stockholder and the Company shall have furnished to such counsel such documents as they reasonably request for the purpose of enabling them to pass upon such matters.

(h) Company Officers’ Certificate. The Representatives shall have received a certificate, dated such Closing Date, of an executive officer of the Company and a principal financial or accounting officer of the Company in which such officers shall state, each in his or her capacity as an officer of the Company and not in his or her individual capacity, that: the representations and warranties of the Company in this Agreement are true and correct as of such Closing Date; the Company has complied with all agreements and satisfied all conditions on its part to be performed or satisfied hereunder at or prior to such Closing Date; no stop order suspending the effectiveness of any Registration Statement has been issued and no proceedings for that purpose have been instituted or, to the best of their knowledge, are threatened by the Commission; the Additional Registration Statement (if any) satisfying the requirements of subparagraphs (1) and (3) of Rule 462(b) was timely filed pursuant to Rule 462(b), including payment of the applicable filing fee in accordance with Rule 111(a) or (b) of Regulation S-T of the Commission; and, subsequent to the date of the most recent financial statements in the Registration Statement, the General Disclosure Package and the Final Prospectus, there has been no material adverse change, nor any development or event involving a prospective material adverse change, in the financial condition, results of operations, business or properties of the Company and its subsidiaries taken as a whole except as set forth in the General Disclosure Package or as described in such certificate.

(i) Sunoco Officer’s Certificate. The Representatives shall have received a certificate, dated such Closing Date, of an executive officer of Sunoco in which such executive officer, in his or her capacity as an officer of Sunoco and not in his or her individual capacity, in the form of Schedule E hereto, shall state that: the representations and warranties of Sunoco in this Agreement are true and correct as of such Closing Date; and Sunoco has complied with all agreements and satisfied all conditions on its part to be performed or satisfied hereunder at or prior to such Closing Date.

(j) Lock-Up Agreements. On or prior to the date hereof, the Representatives shall have received lock-up letters, each substantially in the form attached as Exhibit A hereto, from each of the executive officers and directors of the Company listed in Schedule E hereto.

(k) Form W-8. To avoid a 28% backup withholding tax, the Selling Stockholder shall have delivered to the Representatives a properly completed and executed United States Treasury Department Form W-8 (or, if applicable, another applicable form or statement specified by Treasury Department regulations in lieu thereof).

(l) Marshall Miller Report. The Representatives shall have received letters with respect to each of the coal mining operations of Jewell Coke Company L.P. and Harold Keene Coal Co., Inc., dated, respectively, the date hereof and as of each Closing Date, of Marshall Miller & Associates, Inc. substantially in the form of Schedule F hereto.

(m) Separation Transactions. The Separation Transactions and the other transactions contemplated by the Transaction Documents to have occurred as of such Closing Date shall have been consummated in accordance with the terms of the Transaction Documents, as described in the Registration Statement, the General Disclosure Package and the Final Prospectus.

(n) Exchange of Offered Securities. With respect to the obligations of the several Underwriters to purchase and pay for the Firm Securities on the First Closing Date, the First Exchange shall have occurred and with respect to the obligations of the several Underwriters to purchase and pay for the Optional Securities to be purchased on each Optional Closing Date, if any, an Optional Exchange shall have occurred, in each case in accordance with the terms of the Exchange Agreement and without giving effect to any waiver of conditions or amendments not consented to by the Representatives.

(o) Chief Financial Officer’s Certificate. The Representatives shall have received certificates, dated the date hereof and as of each Closing Date, of the Chief Financial Officer of the Company substantially in the form of Schedule G hereto.

The Selling Stockholder, the Company and Sunoco will furnish the Representatives with such conformed copies of such letters and documents as the Representatives reasonably request. The Representatives may in their sole discretion waive on behalf of the Underwriters compliance with any conditions to the obligations of the Underwriters hereunder, whether in respect of an Optional Closing Date or otherwise.

9. Indemnification and Contribution. (a) Indemnification of Underwriters by Company and Sunoco. The Company will indemnify and hold harmless each Underwriter, its partners, members, directors, officers, employees, agents, affiliates and each person, if any, who controls such Underwriter within the meaning of Section 15 of the Act or Section 20 of the Exchange Act (each an “Indemnified Party”), against any and all losses, claims, damages or liabilities, joint or several, to which such Indemnified Party may become subject, under the Act, the Exchange Act, other Federal or state statutory law or regulation or otherwise, insofar as such losses, claims, damages or liabilities (or actions in respect thereof) arise out of or are based upon (A) any untrue statement or alleged untrue statement of any material fact contained in any part of (i) any Registration Statement at any time or arise out of or are based upon the omission or alleged omission of a material fact required to be stated therein or necessary in order to make the statements therein not misleading or (ii) any Statutory Prospectus as of any time, the Final Prospectus or any Issuer Free Writing Prospectus, or arise out of or are based upon the omission or alleged omission of a material fact required to be stated therein or necessary in order to make the statements therein not misleading, in light of the circumstances under which they were made or (B) any inaccuracy in, or breach of, any representation or warranty of the Company contained in this Agreement or in any certificate, instrument, document or agreement delivered by the Company pursuant to or in connection with this Agreement, and will reimburse each Indemnified Party for any legal or other expenses reasonably incurred by such Indemnified Party in connection with investigating or defending against any loss, claim, damage, liability, action, litigation, investigation or proceeding whatsoever (whether or not such Indemnified Party is a party thereto), whether threatened or commenced, and in connection with the enforcement of this provision with respect to any of the above as such expenses are incurred; provided, however, that the Company will not be liable in any such case to the extent that any such loss, claim, damage or liability arises out of or is based upon an untrue statement or alleged untrue statement in or omission or alleged omission from any of such documents in reliance upon and in conformity with written information furnished to the Company by Sunoco, the Selling Stockholder or by any Underwriter through the Representatives specifically for use therein, it being understood and agreed that the only such information furnished by any Underwriter consists of the information described as such in subsection (c) below.

Sunoco will indemnify and hold harmless each Indemnified Party against any and all losses, claims, damages or liabilities, joint or several, to which such Indemnified Party may become subject, under the Act, the Exchange Act, other Federal or state statutory law or regulation or otherwise, insofar as such losses, claims, damages or liabilities (or actions in respect thereof) arise out of or are based upon (A) any untrue statement or alleged untrue statement of any material fact contained in any part of (i) any Registration Statement at any time or arise out of or are based upon the omission or alleged omission of a material fact required to be stated therein or necessary in order to make the statements therein not misleading or (ii) any Statutory Prospectus as of any time, the Final Prospectus or any Issuer Free Writing Prospectus, or arise out of or are based upon the omission or alleged omission of a material fact required to be stated therein or necessary in order to make the statements therein not misleading, in light of the circumstances under which they were made, in each case to the extent, but only to the extent, that such untrue statement or alleged untrue statement or omission or alleged omission was made in reliance upon and in conformity with information furnished to the Company by Sunoco specifically for use therein or (B) any inaccuracy in, or breach of, any representation or warranty of Sunoco contained in this Agreement or in any certificate, instrument, document or agreement delivered by Sunoco pursuant to or in connection with this Agreement, and will reimburse each Indemnified Party for any legal or other expenses reasonably incurred by such Indemnified Party in connection with investigating or defending against any loss, claim, damage, liability, action, litigation, investigation or proceeding whatsoever (whether or not such Indemnified Party is a party thereto), whether threatened or commenced, and in connection with the enforcement of this provision with respect to the above as such expenses are incurred.

The Company and Sunoco, severally and not jointly, agree to indemnify and hold harmless the Designated Underwriter and its affiliates and each person, if any, who controls the Designated Underwriter within the meaning of either Section 15 of the Act or Section 20 of the Exchange Act (the “Designated Entities”), from and against any and all losses, claims, damages and liabilities (including, without limitation, any legal or other expenses reasonably incurred in connection with defending or investigating any such action or claim) (i) arising out of or based upon any untrue statement or alleged untrue statement of a material fact contained in any material prepared by or with the consent of the Company for distribution to Participants in connection with the Directed Share Program or arising out of or based upon any omission or alleged omission of a material fact required to be stated therein or necessary in order to make the statements therein, in the light of the circumstances under which they were made, not misleading; (ii) arising out of or based upon the failure of any Participant to pay for and accept delivery of Directed Shares that the Participant agreed to purchase; or (iii) arising out of, related to, or in connection with the Directed Share Program, other than losses, claims, damages or liabilities (or expenses relating thereto) that are finally judicially determined to have resulted from the willful misconduct or gross negligence of the Designated Entities.

(b) Indemnification of Underwriters. The Selling Stockholder will indemnify and hold harmless each Indemnified Party, against any and all losses, claims, damages or liabilities, joint or several, to which such Indemnified Party may become subject, under the Act, the Exchange Act, other Federal or state statutory law or regulation or otherwise, insofar as such losses, claims, damages or liabilities (or actions in respect thereof) arise out of or are based upon any untrue statement or alleged untrue statement of any material fact contained in any part of (i) any Registration Statement at any time or arise out of or are based upon the omission or alleged omission of a material fact required to be stated therein or necessary in order to make the statements therein not misleading or (ii) any Statutory Prospectus as of any time, the Final Prospectus or any Issuer Free Writing Prospectus, or arise out of or are based upon the omission or alleged omission of a material fact required to be stated therein or necessary in order to make the statements therein not misleading, in light of the circumstances under which they were made, in each to the extent, but only to the extent, that such untrue statement or alleged untrue statement or omission or alleged omission was made in reliance upon and in conformity with written information furnished to the Company by such Selling Stockholder, and will reimburse each Indemnified Party for any legal or other expenses reasonably incurred by such Indemnified Party in connection with investigating or defending against any loss, claim, damage, liability, action, litigation, investigation or proceeding whatsoever (whether or not such Indemnified Party is a party thereto), whether threatened or commenced, and in connection with the enforcement of this provision with respect to the above as such expenses are incurred; provided, however, that the Selling Stockholder shall be subject to such liability only to the extent that the untrue statement or alleged untrue statement or omission or alleged omission is based upon information provided by the Selling Stockholder; provided, further, that the liability under this subsection of the Selling Stockholder shall be limited to an amount equal to the aggregate gross proceeds after underwriting commissions and discounts, but before expenses, to the Selling Stockholder from the sale of Securities sold by the Selling Stockholder hereunder.

(c) Indemnification of the Company, Sunoco and the Selling Stockholder. Each Underwriter will severally and not jointly indemnify and hold harmless (i) the Company and Sunoco, and each of their respective directors and each of its officers who signs a Registration Statement and (ii) each person, if any, who controls the Company within the meaning of Section 15 of the Act or Section 20 of the Exchange Act, the Selling Stockholder and any controlling person of the Selling Stockholder (each of the foregoing in clauses (i) and (ii), an “Underwriter Indemnified Party”) against any losses, claims, damages or liabilities to which such Underwriter Indemnified Party may become subject, under the Act, the Exchange Act, or other Federal or state statutory law or regulation or otherwise, insofar as such losses, claims, damages or liabilities (or actions in respect thereof) arise out of or are based upon any untrue statement or alleged untrue statement of any material fact contained in any part of (i) any Registration Statement at any time or arise out of or are based upon the omission or alleged omission of a material fact required to be stated therein or necessary in order to make the statements therein not misleading or (ii) any Statutory Prospectus as of any time, the Final Prospectus or any Issuer Free Writing Prospectus, or arise out of or are based upon the omission or alleged omission of a material fact required to be stated therein or necessary in order to make the statements therein not misleading, in light of the circumstances under which they were made,, in each case to the extent, but only to the extent, that such untrue statement or alleged untrue statement or omission or alleged omission was made in reliance upon and in conformity with written information furnished to the Company by such Underwriter through the Representatives specifically for use therein, and will reimburse any legal or other expenses reasonably incurred by such Underwriter

Indemnified Party in connection with investigating or defending against any such loss, claim, damage, liability, action, litigation, investigation or proceeding whatsoever (whether or not such Underwriter Indemnified Party is a party thereto), whether threatened or commenced, based upon any such untrue statement or omission, or any such alleged untrue statement or omission as such expenses are incurred, it being understood and agreed that the only such information furnished by any Underwriter consists of (i) the following information in the Final Prospectus furnished on behalf of each Underwriter: the concession figure appearing in the fourth paragraph under the caption “Underwriting,” the twentieth paragraph under the caption “Underwriting” concerning short sales and stabilization and the twenty-second paragraph under the caption “Underwriting” concerning a prospectus in electronic format and internet distributions; and (ii) the following information in the Final Prospectus furnished on behalf of the Representatives: the seventh paragraph under the caption “Underwriting.”

(d) Actions against Parties; Notification. Promptly after receipt by an indemnified party under this Section or Section 11 of notice of the commencement of any action, such indemnified party will, if a claim in respect thereof is to be made against an indemnifying party under subsection (a), (b) or (c) above or Section 11, notify the indemnifying party of the commencement thereof; provided that the failure to notify the indemnifying party shall not relieve it from any liability that it may have under subsection (a), (b) or (c) above or Section 11 except to the extent that it has been materially prejudiced (through the forfeiture of substantive rights or defenses) by such failure; and provided further that the failure to notify the indemnifying party shall not relieve it from any liability that it may have to an indemnified party otherwise than under subsection (a), (b) or (c) above or Section 11. In case any such action is brought against any indemnified party and it notifies an indemnifying party of the commencement thereof, the indemnifying party will be entitled to participate therein and, to the extent that it may wish, jointly with any other indemnifying party similarly notified, to assume the defense thereof, with counsel reasonably satisfactory to such indemnified party (who shall not, except with the consent of the indemnified party, be counsel to the indemnifying party), and after notice from the indemnifying party to such indemnified party of its election so to assume the defense thereof, the indemnifying party will not be liable to such indemnified party under this Section or Section 11, as the case may be for any legal or other expenses subsequently incurred by such indemnified party in connection with the defense thereof other than reasonable costs of investigation. Notwithstanding anything contained herein to the contrary, if indemnity may be sought pursuant to the last paragraph in Section 9(a) hereof in respect of such action or proceeding, then in addition to such separate firm for the indemnified parties, the indemnifying party shall be liable for the reasonable fees and expenses of not more than one separate firm (in addition to any local counsel) for the Designated Underwriter for the defense of any losses, claims, damages and liabilities arising out of the Directed Share Program, and all persons, if any, who control the Designated Underwriter within the meaning of either Section 15 of the Act of Section 20 of the Exchange Act. No indemnifying party shall, without the prior written consent of the indemnified party, effect any settlement of any pending or threatened action in respect of which any indemnified party is or could have been a party and indemnity could have been sought hereunder by such indemnified party unless such settlement (i) includes an unconditional release of such indemnified party from all liability on any claims that are the subject matter of such action and (ii) does not include a statement as to, or an admission of, fault, culpability or a failure to act by or on behalf of an indemnified party.

(e) Contribution. If the indemnification provided for in this Section is unavailable or insufficient to hold harmless an indemnified party under subsection (a), (b) or (c) above, then each indemnifying party shall contribute to the amount paid or payable by such indemnified party as a result of the losses, claims, damages or liabilities referred to in subsection (a), (b) or (c) above (i) in such proportion as is appropriate to reflect the relative benefits received by the Company, Sunoco and the Selling Stockholder on the one hand and the Underwriters on the other from the offering of the Securities or (ii) if the allocation provided by clause (i) above is not permitted by applicable law, in such proportion as is appropriate to reflect not only the relative benefits referred to in clause (i) above but also the relative fault of the Company, Sunoco and the Selling Stockholder on the one hand and the Underwriters on the other in connection with the statements or omissions which resulted in such losses, claims, damages or liabilities as well as any other relevant equitable considerations. The relative benefits received by the Company, Sunoco and the Selling Stockholder on the one hand and the Underwriters on the other shall be deemed to be in the same proportion as the total net proceeds from the offering (before deducting expenses) received by the

Company, Sunoco and the Selling Stockholder bear to the total underwriting discounts and commissions received by the Underwriters; provided that for purposes of this Section 9(e), Sunoco shall be deemed to have received the net proceeds from the offering of Securities sold by the Selling Stockholder. The relative fault shall be determined by reference to, among other things, whether the untrue or alleged untrue statement of a material fact or the omission or alleged omission to state a material fact relates to information supplied by the Company, Sunoco, the Selling Stockholder or the Underwriters and the parties’ relative intent, knowledge, access to information and opportunity to correct or prevent such untrue statement or omission. The amount paid by an indemnified party as a result of the losses, claims, damages or liabilities referred to in the first sentence of this subsection (e) shall be deemed to include any legal or other expenses reasonably incurred by such indemnified party in connection with investigating or defending any action or claim which is the subject of this subsection (e). Notwithstanding the provisions of this subsection (e), no Underwriter shall be required to contribute any amount in excess of the amount by which the total price at which the Securities underwritten by it and distributed to the public were offered to the public exceeds the amount of any damages which such Underwriter has otherwise been required to pay by reason of such untrue or alleged untrue statement or omission or alleged omission. No person guilty of fraudulent misrepresentation (within the meaning of Section 11(f) of the Act) shall be entitled to contribution from any person who was not guilty of such fraudulent misrepresentation. The Underwriters’ obligations in this subsection (e) to contribute are several in proportion to their respective underwriting obligations and not joint. The Company, Sunoco, the Selling Stockholder and the Underwriters agree that it would not be just and equitable if contribution pursuant to this Section 9(e) were determined by pro rata allocation (even if the Underwriters were treated as one entity for such purpose) or by any other method of allocation which does not take account of the equitable considerations referred to in this Section 9(e).

10. Default of Underwriters. If any Underwriter or Underwriters default in their obligations to purchase Offered Securities hereunder on either the First or any Optional Closing Date and the aggregate number of shares of Offered Securities that such defaulting Underwriter or Underwriters agreed but failed to purchase does not exceed 10% of the total number of shares of Offered Securities that the Underwriters are obligated to purchase on such Closing Date, the Representatives may make arrangements satisfactory to the Company, Sunoco and the Selling Stockholder for the purchase of such Offered Securities by other persons, including any of the Underwriters, but if no such arrangements are made by such Closing Date, the non-defaulting Underwriters shall be obligated severally, in proportion to their respective commitments hereunder, to purchase the Offered Securities that such defaulting Underwriters agreed but failed to purchase on such Closing Date. If any Underwriter or Underwriters so default and the aggregate number of shares of Offered Securities with respect to which such default or defaults occur exceeds 10% of the total number of shares of Offered Securities that the Underwriters are obligated to purchase on such Closing Date and arrangements satisfactory to the Representatives, the Company, Sunoco and the Selling Stockholder for the purchase of such Offered Securities by other persons are not made within 36 hours after such default, this Agreement will terminate without liability on the part of any non-defaulting Underwriter, the Company, Sunoco or the Selling Stockholder, except as provided in Section 12 (provided that if such default occurs with respect to Optional Securities after the First Closing Date, this Agreement will not terminate as to the Firm Securities or any Optional Securities purchased prior to such termination). As used in this Agreement, the term “Underwriter” includes any person substituted for an Underwriter under this Section. Nothing herein will relieve a defaulting Underwriter from liability for its default.

11. Qualified Independent Underwriter. The Company hereby confirms that at its request Merrill Lynch, Pierce, Fenner & Smith Incorporated has without compensation acted as “qualified independent underwriter” (in such capacity, the “QIU”) within the meaning of Rule 2720 of the Conduct Rules of the Financial Industry Regulatory Authority, Inc. in connection with the offering of the Offered Securities. The Company and the Selling Stockholder will severally and not jointly indemnify and hold harmless the QIU, its directors, officers, employees and agents and each person, if any, who controls the QIU within the meaning of Section 15 of the Act or Section 20 of the Exchange Act against any and all losses, claims, damages or liabilities, joint or several, to which the QIU may become subject, under the Act, the Exchange Act, other federal or state statutory law or regulation or otherwise, insofar as such losses, claims, damages or liabilities (or actions in respect thereof) arise out of or are based upon the QIU’s acting (or alleged failing to act) as such “qualified independent underwriter” and will reimburse the QIU for any legal or other expenses reasonably incurred by the QIU in connection with investigating or defending any such loss, claim, damage, liability or action as such expenses are incurred; provided, however, that the Company and the Selling Stockholder shall not be liable in any such case to the extent that any such loss, claim, damage, liability or expense results from the gross negligence, bad faith or willful misconduct of the QIU; provided, further, that the Selling Stockholder shall only be subject to liability under this Section to the extent such liability arises out of or is based upon any untrue statement or alleged untrue statement or upon an omission or alleged omission based upon written information furnished to the Company by the Selling Stockholder specifically for use therein; and provided, further, that the liability under this Section of the Selling Stockholder shall be limited to an amount equal to the aggregate gross proceeds to the Selling Stockholder from the sale of Securities sold by the Selling Stockholder hereunder.

12. Survival of Certain Representations and Obligations. The respective indemnities, agreements, representations, warranties and other statements of the Selling Stockholder, of Sunoco, of the Company or its officers and of the several Underwriters set forth in or made pursuant to this Agreement will remain in full force and effect, regardless of any investigation, or statement as to the results thereof, made by or on behalf of any Underwriter, the Selling Stockholder, the Company or any of their respective representatives, officers or directors or any controlling person, and will survive delivery of and payment for the Offered Securities. If the purchase of the Offered Securities by the Underwriters is not consummated for any reason other than (a) any event specified in clause (iii), (iv), (vi), (vii) or (viii) of Section 8(c) and 8(k) of this Agreement or (b) because of the termination of this Agreement pursuant to Section 10 hereof, the Company and Sunoco, jointly and severally, will reimburse the Underwriters for all out-of-pocket expenses (including fees and disbursements of counsel) reasonably incurred by it in connection with the offering of the Offered Securities, and the respective obligations of the Company, the Selling Stockholder and the Underwriters pursuant to Section 10 hereof and the obligations of the Company and the Selling Stockholder pursuant to Section 11 shall remain in effect. In addition, if any Offered Securities have been purchased hereunder, the representations and warranties in Section 2 and all obligations under Section 5 shall also remain in effect.

13. Notices. All communications hereunder will be in writing and, if sent to the Underwriters, will be mailed, delivered or telegraphed and confirmed to the Representatives c/o Credit Suisse Securities (USA) LLC, Eleven Madison Avenue, New York, NY 10010-3629, Attention: LCD-IBD, or, if sent to the Company, will be mailed, delivered or telegraphed and confirmed to it at SunCoke Energy, Inc., 1011 Warrenville Road, 6th Floor, Lisle, IL 60532, Attention: General Counsel, or, if sent to Sunoco, will be mailed, delivered or telegraphed and confirmed to it at Sunoco, Inc., 1818 Market Street—Suite 1500, Philadelphia, PA 19103, Attention: Stacy L. Fox, Esq., Senior Vice President and General Counsel, or, if sent to the Selling Stockholder or any of them, will be mailed, delivered or telegraphed and confirmed to Credit Suisse AG, Cayman Islands Branch, One Madison Avenue, New York, NY 10010, Attention: c/o Helena Willner, Esq.; provided, however, that any notice to an Underwriter pursuant to Section 9 will be mailed, delivered or telegraphed and confirmed to such Underwriter.

14. Successors. This Agreement will inure to the benefit of and be binding upon the parties hereto and their respective successors and the officers and directors and controlling persons referred to in Section 8, and no other person will have any right or obligation hereunder.

15. Representation. The Representatives will act for the several Underwriters in connection with the transactions contemplated by this Agreement, and any action under this Agreement taken by the Representatives will be binding upon all the Underwriters.

16. Counterparts. This Agreement may be executed in any number of counterparts, each of which shall be deemed to be an original, but all such counterparts shall together constitute one and the same Agreement.

17. Absence of Fiduciary Relationship. The Company, Sunoco and the Selling Stockholder acknowledge and agree that:

(a) No Other Relationship. The Representatives have been retained solely to act as underwriters in connection with the sale of the Offered Securities and that no fiduciary, advisory or agency relationship between the Company, Sunoco or the Selling Stockholder, on the one hand, and the Representatives, on the other, has been created in respect of any of the transactions contemplated by this Agreement or the Final Prospectus, irrespective of whether the Representatives have advised or are advising the Company or the Selling Stockholder on other matters;

(b) Arms’ Length Negotiations. The price of the Offered Securities set forth in this Agreement was established by Company, Sunoco and the Selling Stockholder following discussions and arms’-length negotiations with the Representatives and the Company, Sunoco and the Selling Stockholder are capable of evaluating and understanding and understand and accept the terms, risks and conditions of the transactions contemplated by this Agreement;

(c) Absence of Obligation to Disclose. The Company, Sunoco and the Selling Stockholder have been advised that the Representatives and their affiliates are engaged in a broad range of transactions which may involve interests that differ from those of the Company, Sunoco or the Selling Stockholder and that the Representatives have no obligation to disclose such interests and transactions to the Company, Sunoco or the Selling Stockholder by virtue of any fiduciary, advisory or agency relationship; and

(d) Waiver. The Company, Sunoco and the Selling Stockholder waive, to the fullest extent permitted by law, any claims they may have against the Representatives for breach of fiduciary duty or alleged breach of fiduciary duty and agree that the Representatives shall have no liability (whether direct or indirect) to the Company, Sunoco or the Selling Stockholder in respect of such a fiduciary duty claim or to any person asserting a fiduciary duty claim on behalf of or in right of the Company and Sunoco, including stockholders, employees or creditors of the Company and Sunoco.

18. Applicable Law. This Agreement shall be governed by, and construed in accordance with, the laws of the State of New York.

The Company, Sunoco and the Selling Stockholder hereby submit to the non-exclusive jurisdiction of the Federal and state courts in the Borough of Manhattan in The City of New York in any suit or proceeding arising out of or relating to this Agreement or the transactions contemplated hereby. The Company, Sunoco and the Selling Stockholder irrevocably and unconditionally waive any objection to the laying of venue of any suit or proceeding arising out of or relating to this Agreement or the transactions contemplated hereby in Federal and state courts in the Borough of Manhattan in The City of New York and irrevocably and unconditionally waive and agree not to plead or claim in any such court that any such suit or proceeding in any such court has been brought in an inconvenient forum.

19. USA Patriot Act. In accordance with the requirements of the USA Patriot Act (Title III of Pub. L. 107-56 (signed into law October 26, 2001)), the Underwriters are required to obtain, verify and record information that identifies their respective clients, including the Company and Sunoco, which information may include the name and address of their respective clients, as well as other information that will allow the Underwriters to properly identify their respective clients.

If the foregoing is in accordance with the Representatives’ understanding of our agreement, kindly sign and return to the Company one of the counterparts hereof, whereupon it will become a binding agreement among the Company, Sunoco, the Selling Stockholder and the several Underwriters in accordance with its terms.

Very truly yours,

SUNCOKE ENERGY, INC.

By:	/s/ Denise R. Cade
Name: Denise R. Cade
Title: Senior Vice President, General Counsel and Corporate Secretary

SUNOCO, INC.

By:	/s/ Brian P. MacDonald
Name: Brian P. MacDonald
Title: Senior Vice President and Chief Financial Officer

CREDIT SUISSE AG, CAYMAN ISLANDS BRANCH (IN ITS CAPACITY AS SELLING STOCKHOLDER)

By:	/s/ Philip Daniele
Name: Philip Daniele
Title: Authorized Signatory

By:	/s/ Chris Horgan
Name: Chris Horgan
Title: Authorized Signatory

The foregoing Underwriting Agreement is hereby confirmed and accepted as of the date first above written.

CREDIT SUISSE SECURITIES (USA) LLC

By:	/s/ Paul D. Scherzer
Name: Paul D. Scherzer
Title: Managing Director

GOLDMAN, SACHS & CO.

By:	/s/ Goldman, Sachs & Co.

MERRILL LYNCH, PIERCE, FENNER & SMITH INCORPORATED

By:	/s/ Scott Warrender
Name: Scott Warrender
Title: Managing Director

Acting on behalf of themselves and as the Representatives of the several Underwriters.

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